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EXHIBIT 5.1

June 12, 2014

CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the inclusion in this Registration Statement on Form F-10 of Cenovus Energy Inc. of our report dated February 12, 2014, relating to the Consolidated Financial Statements of Cenovus Energy Inc., which comprise the Consolidated Balance Sheets as at December 31, 2013, December 31, 2012 and January 1, 2012 and the Consolidated Statements of Earnings and Comprehensive Income, Shareholders' Equity and Cash Flows for each of the three years in the period ended December 31, 2013 and the related notes and to the effectiveness of internal control over financial reporting of Cenovus Energy Inc. as at December 31, 2013.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
 Chartered Accountants

"PWC" refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.

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  EXHIBIT 5.1